CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement Form N-2 (Post-Effective Amendment No. 2 to File No. 333-180380; Amendment No. 4 to File No. 811-22682) of AIP Macro Registered Fund A of our reports dated February 28, 2013, included in the 2012 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 26, 2013